EXHIBIT 2.1

                           PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT ("Agreement"), dated as of this 17th day of December, 1997, is executed by and among the parties hereto on the terms and conditions contained herein.

                                    ARTICLE I

                               DEFINITION OF TERMS

     As used herein, the terms specified below shall have the following meanings:

     "Tim Allen" means Tim Allen, an individual.

     "Gregg Allen" means Gregg Allen, an individual.

     "Boss" means Steven S. Boss, an individual.

     "Brown" means Lonnie Brown, an individual.

     "Burkhead" means Brian Burkhead, an individual.

     "Buyer" means Hunter Gas Gathering, Inc., a Texas corporation.

     "NGTS" means Natural Gas Transmissions Services, Inc., a Texas Corporation.

     "Newco" means NGTS LLC,. a Texas limited liability company.

     "Parent" means Magnum Hunter Resources, Inc., a Nevada corporation.

     "Shareholder" means Tim Allen, Gregg Allen, Boss, Brown or Burkhead.

     "Shareholders" means Tim Allen, Gregg Allen, Boss, Brown and Burkhead.


                                   ARTICLE II

                         AGREEMENT TO PURCHASE AND SALE

SECTION 2.1:  Agreement

     On the terms and subject to the conditions herein set forth, Buyer agrees to purchase a



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membership  interest in Newco from NGTS which  interest shall be equal to 30% of the Members Percentage Interest of Newco, as such term is defined in the Regulations of Newco, and NGTS agrees to sell, transfer, assign and convey to Buyer its respective beneficial right, title and interest in and to thirty percent (30%) of the membership interests of Newco. The ownership of the membership interest of Newco, before and after the consummation of the transaction contemplated herein will be as follows:

Existing Ownership of Newco                      Post Closing Ownership of Newco

NGTS              100%                                       NGTS 70%
                                                           Buyer  30%
                                                                 ----
                                                          Total: 100%

SECTION 2.2:    Purchase Price

     The purchase price agreed to be paid by Buyer for the thirty percent (30%) of the membership interests of Newco, is Four Million Three Hundred Fifty Thousand Dollars and no cents ($4,350,000.00) (the "Base Purchase Price"). The Base Purchase Price shall be payable as follows:

     (i)  Two  Million  Three  Hundred   Fifty   Thousand  and  No/100   Dollars
($2,350,000.00) in cash by wire transfer at the Closing Date to the NGTS; and

     (ii) Two promissory notes, each in the principal amount of One Million and No/100 Dollars ($1,000,000.00), made payable to NGTS, with an interest rate of 9% per annum, payable on the terms and conditions shown in the form of promissory note attached hereto as Exhibit "A" (the "Promissory Notes").

     (iii) The promissory notes shall be secured by a security interest and lien on the Buyer's membership interest in Newco. Buyer shall execute and deliver to NGTS a security agreement, financing statement and such other documents and instruments which NGTS's counsel deems necessary to perfect such lien under the laws of the State of Texas.

SECTION 2.3: Effective Time, Closing Date and Closing

     The "Effective Time" of the sale shall be December 1, 1997, at 12:01 am. Central Standard Time. Buyer's purchase of a 30% membership interest in Newco shall take place on or before 5:00 p.m. Central Standard Time on December 17, 1997, which date and time shall herein be referred to as the "Closing Date". The place of "Closing" shall be at the offices of Buyer, located at 600 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039.





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SECTION 2.4:  Additional Contributions of Capital to Newco

     The transactions contemplated herein are predicated on the basis that the pro forma balance sheet of Newco, as of December 1, 1997, attached hereto as Exhibit "B" is correct in all material aspects. In the event that on the Closing Date, the then current information presented in the pro forma balance sheet of Newco as of December 1, 1997, does not show a positive amount of net working capital, NGTS agrees and the Shareholders agree to cause NGTS to contribute an additional amount of capital to Newco so that the net working capital of Newco is positive. (Positive working capital is defined as the total current assets of Newco as of December 1, 1997, being equal to or greater than the total current liabilities of Newco on the same date as determined by generally accepted accounting principles.)

     In addition, at Closing, NGTS shall deliver to Buyer an updated pro forma balance sheet of Newco as of December 1, 1997, based on the most recent information available, prepared in accordance with generally accepted accounting principles. In the event that such updated pro forma balance sheet at Closing does not reflect a membership equity interest of Newco of $600,000.00 plus
$900,000 preferred equity membership interest, then NGTS agrees and the Shareholders agree to cause NGTS to contribute an additional amount of capital to Newco so that the membership equity interest as of December 1, 1997 is $600,000.00 plus $900,000 preferred equity membership interest.


                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 3.1:  Representations and Warranties of Buyer

     Buyer represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

     (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation;

     (b) The execution, delivery and performance by the Buyer of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Buyer. This Agreement and any other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by the Buyer and constitutes or will constitute legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies;

     (c) Buyer is acquiring from NGTS thirty percent (30%) of the membership interest in Newco;


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     (d) The  execution  and  delivery  of this  Agreement  will not violate any provision of or constitute a default under any statute, or any order, rule or regulation of any court or governmental agency into which Buyer is subject;

     (e) Buyer represents to NGTS that Buyer is engaged in the business of exploring for and producing oil, gas and other minerals as an ongoing business and thus possesses oil and gas expertise or has in Buyer's employ qualified management, accountants, professional counsel or industry knowledgeable personnel to competently evaluate the historical cash flow of NGTS and Newco, and, based upon Buyer's appraisal of Newco, Buyer has ascertained a market value of Four Million Three Hundred Fifty Thousand $4,350,000.00 for NGTS' thirty percent (30%) membership interest in Newco;

     (f) Buyer acknowledges that the Shareholders and NGTS have made no representations, either expressed or implied, as to the current market value of NGTS and Newco; and

     (g) Buyer acknowledges that the Shareholders and NGTS have made no representations, either expressed or implied, in regard to the value of the properties owned by NGTS or Newco or the businesses of NGTS or Newco.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND NGTS

SECTION 4.1:  Representations and Warranties of NGTS

     NGTS hereby represents and warrants to Buyer, that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

     (a) NGTS is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, and is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

     (b) Newco is a limited liability company duly organized, validly existing and in good standing under the laws of its state of organization, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, and is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

     (c) The execution,  delivery and  performance by NGTS of this Agreement and
any  other  agreements   contemplated   hereby,  and  the  consummation  of  the
transactions contemplated hereby


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and  thereby  have been duly  authorized  by the  Shareholders  and the board of
Directors of NGTS. This Agreement and any other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by NGTS, and constitute or will constitute legal, valid and binding obligations of NGTS, enforceable against NGTS in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

     (d) Prior to Closing, NGTS has or will permit Buyer full access at all reasonable times to the business premises of NGTS and Newco. Additionally, all records, files and documents of NGTS and Newco are or will be available to Buyer relating to the business of NGTS and Newco. NGTS shall allow Buyer to photocopy any and all contracts, agreements, purchaser statements, and any other information or data in possession of NGTS or Newco regarding its properties, provided that in the event that the transactions contemplated herein do not close that all copies shall be returned to NGTS or destroyed, and that Buyer further agrees not to disclose the contents thereof of any business methods of NGTS to any person.

     (e) On the Closing Date, NGTS will be the sole registered owner and will have full right, power and authority to sell and convey the thirty percent (30%) membership interest in Newco and such ownership interest will be free and clear of any and all liens, mortgages, pledges, or other rights or encumbrances whatsoever, disclosed or undisclosed. Specifically, there are no beneficial owners of such ownership interest or of any interest in or to any such ownership interest other than NGTS. Upon Buyer acquiring the thirty percent (30%) of the membership interest in Newco, Buyer shall be deemed to have obtained good and merchantable title to said membership interest. Section 2.1 hereof sets forth a true, accurate and complete list of all holders of the membership interest of Newco, and the ownership interest held by each such person. All securities issued by Newco, were issued in compliance, in all respects, with all applicable federal and state securities laws. There are no outstanding rights, options, agreements or arrangements to subscribe for or to purchase membership interests of Newco, or any stock or securities convertible into or exchangeable for membership interests.

     (f) NGTS has assigned and transferred to Newco effective December 1, 1997, the following property:

     (1) Those assets and properties set forth and described on Exhibit "C", including the cash set forth thereon, all operating assets, other than cash, tangible and intangible, of each kind or character of right, title, claim or interest which NGTS had in connection with the natural gas marketing business operated by NGTS prior to December 1, 1997, including, but not limited to, contract marketing rights, gas transmission rights, gas transportation rights and other assets, and all agreements, ratifications, extensions and renewals thereof and associated therewith, as of the December 1, 1997.

     (2) Any right, title or interest of NGTS in or to any accounts receivable, money held in escrow or suspense accounts, or future receipts attributable to NGTS's business operations prior

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to December 1, 1997.

     (3) All claims and causes of action of Shareholders, NGTS, or Newco against others arising from acts or transactions affecting or relating to any of the business of NGTS prior to December 1, 1997, including, but not limited to, rights and claims against purchasers and/or sellers of gas and other monetary claims or rights against others.

     (4) All right, title or interest which NGTS, as of December 1, 1997, had in or to any personal property, and improvements located at any of the corporate office(s) of NGTS, or elsewhere, described on Exhibit "C" which is attached to and made a part hereof and incorporated herein, as of December 1, 1997 (including, but not limited to, gas purchase and sale contracts, transportation agreements, furniture, fixtures, inventories, computers, software, licenses, permits and other equipment).

     (g) There are no legal entities which Newco, directly or indirectly, owns any equity interests.

     (h) There are no actions, suits, proceedings or governmental investigations or inquiries pending, and to their knowledge, threatened against NGTS or Newco or any asset, operation, or business of NGTS or Newco which would seek to delay, prevent or hinder or which might be adversely determined to affect title to or the value of the properties or business of NGTS and Newco.

     (i) The audited balance sheet, statements of income and retained earnings, statements of cash flows and notes to the financial statements relevant thereto, as of December 31, 1996, and NGTS's unaudited balance sheet, statements of income and retained earnings, and statements of cash flows, as of October 31, 1997, furnished by NGTS to Buyer, adequately reflecting the then current assets and liabilities of the Company pursuant to generally accepted accounting principles.

     (j) The financial statements of NGTS and Newco shall not reflect the burden of any debt or liability other than those incurred in the day-to-day operations of its business.

     (k) The pro forma balance sheet of Newco as of December 1, 1997, attached hereto as Exhibit "B" is true and correct to the best belief and knowledge of NGTS.

     (l) Except as disclosed in the financial statements delivered to the Buyer and subject to the assignment by NGTS to Newco of the assets and property set forth in Exhibit "C" attached hereto, there has not been:

     (1) Any adverse change in the financial condition, results of operations or business of NGTS and Newco;

     (2) Any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of NGTS and Newco, other than in the ordinary course of business;


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     (3) Any damage,  destruction  or property  loss,  whether or not covered by insurance, affecting adversely the properties or business of NGTS and Newco;

     (4) Any subjection to any lien on any of the assets, tangible or intangible, of NGTS and Newco (other than liens arising by operation of law which secure obligations which are not yet due and payable and liens pursuant to and granted by NGTS' or Newco's bank credit facility);

     (5) Any waiver or release by NGTS and Newco of any right of any material value;

     (6) Any arrangement, agreement or undertaking entered into by NGTS and Newco, except guaranties and letters of credit to secure the purchase of natural gas, not terminable on 30 days or less notice without cost or liability including, without limitation, any payment of or promise to pay any bonus or special compensation, with employees or any increase in compensation or benefits to officers or directors of NGTS and Newco, other than in the ordinary course of business;

     (7) Any acceleration, termination, modification or cancellation (or threat thereof) by any party of any contract, lease or other agreement or instrument to which NGTS or Newco is a party or by which it is bound so as to affect, materially and adversely, the properties or business of NGTS and Newco; or

     (8) Any other transaction or commitment entered into other than in the ordinary course of business by NGTS and Newco including, but not limited to, an acquisition of any asset or property of any kind in an aggregate amount in excess of $50,000 without the written consent of Buyer;

     (m) There have been no dividends or distributions, declared, made or paid by Newco.

     (n) NGTS and Newco have either discharged or caused to be discharged all taxes of every kind and character, as the same shall have become due.

     (o) The written information delivered to Buyer by NGTS which relates to the business and properties of NGTS and Newco and the Properties and all other information presented in the written material delivered to Buyer is to the best of, NGTS' s management's knowledge, true, complete and accurate; and

     (p) There are no claims, actions, suits, proceedings or investigations pending against or affecting NGTS' and Newco's business at law or in equity before any court or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, relating to environmental matters. NGTS and Newco are not subject to any continuing court or administrative order, writ, injunction or decree applicable to NGTS' or Newco's business relating to any environmental matter. NGTS and Newco are not in violation of or in default



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with respect to any statute,  regulation,  order, writ,  injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality relating to any environmental matter.

SECTION 4.2: Representations and Warranties of Shareholders

     Each Shareholder represents and warrants to Buyer, that to the best of his knowledge and belief all of the representations and warranties of NGTS set forth in Section 5.1 are true and correct.

                                    ARTICLE V

                                     CLOSING

SECTION 5.1:  Actions to be Taken at Closing

     At the time of Closing, the following events and actions shall occur or shall have occurred:

     (a) NGTS and Buyer shall execute and deliver the Amendment to the Regulations of Newco, as set forth in Exhibit "D" attached hereto.

     (b) Newco shall issue to Buyer a membership certificate(s) representing thirty percent (30%) of the membership interests of Newco.

     (c) Buyer shall make payment to NGTS or Shareholders by wire transfer for the cash purchase price as described in Section 2.2 herein.

     (d) Buyer shall deliver to NGTS the Promissory  Notes  described in Section
2.2 herein.

     (e) Buyer shall have delivered a Consent to Assignment, in the form attached to the Promissory Note, in favor of Steven S. Boss.

     (f) Buyer shall execute and deliver to NGTS the security agreement and financing statement to perfect a lien in Buyer's membership interest in Newco, to secure payment of the Promissory Notes.

     (g) Buyer, NGTS and Shareholders shall each deliver the other such other documents, certificates opinions and materials as are required under the provisions of this Agreement, including the accounting and funds in payment thereof as provided for in Sections 2.4 herein.

     (h) Newco and Buyer shall enter into and execute a gas purchase and sales agreement in forth and substance mutually agreed to between the parties providing for the marketing by Newco of all gas produced by or the sale or marketing of which is controlled by Buyer, Parent or their affiliates.


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     (i) NGTS shall have  formed  Newco under the laws of the state of Texas and
NGTS shall have adopted the Regulations of Newco providing for NGTS to be the sole managing member of Newco. Shareholders shall deliver to Buyer a certified copy of Newco's organizational documents under the state of its formation.

     (j) All current employees of NGTS who have employment, shareholder or management agreements with NGTS shall either assign such agreement to Newco or shall execute a new employment, shareholder or management agreement with Newco on terms and conditions mutually agreed to between the parties.

     (k) Newco shall deliver to Buyer proof of (i) general liability insurance in an amount not less than $5 million dollars providing coverage for Newco and its officers, employees, and agents, (ii) property insurance in an amount customary and reasonable for Newco's operations and (iii) any other insurance covering risks and errors and omissions customary maintained in the industry which Newco does business, each in form and substance mutually agreed to between the parties.

     (1) NGTS shall have assigned to Newco all permits and licenses necessary for Newco to conduct its business without interruption.

     (m) NGTS shall deliver to Buyer the copy of an agreement between Newco and Eland Energy, Inc. ("Eland") for Newco to use Eland's computer system and associated software and all other general and administrative services which Eland currently provides NGTS. Such agreement shall provide that Eland will provide such services and shall be reimbursed at such rates as Newco and Eland shall from time to time negotiate.

     (n) Newco shall enter into and execute a gas marketing agreement with Eland Energy, Inc. to market the gas produced or controlled by Eland Energy, Inc., the form of which is attached as Exhibit"E".

SECTION 5.2:  Conditions to Obligations of Buyer

     The obligations of Buyer pursuant to this Agreement are subject to the conditions that on the Closing Date:

     (a) All terms, covenants and conditions and warranties made by the Shareholders and NGTS in this Agreement shall be true and correct as of the Closing Date.

     (b) No action or proceeding by or before any court or other governmental body shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated hereby or which might affect the right of Buyer to own, control and enjoy the full benefit of the membership interest in Newco after the Closing Date.

     (c) Shareholders, NGTS and Newco shall have delivered to Buyer a pro forma closing

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balance  sheet of Newco,  as of  December  1,  1997,  based on the most  current information available. The pro forma balance sheet to be delivered to Buyer must reflect a membership equity interest of $600,000.00 plus a $900,000 preferred equity membership interest.

     (d) All  actions to be taken by  Shareholders,  NGTS and Newco  pursuant to
Section 6.1 shall have been completed or consummated as of the Closing Date.

SECTION 5.3: Conditions to Obligations of NGTS and Shareholders

     The obligations of NGTS and Shareholders pursuant to this Agreement are subject to the conditions that on the Closing Date:

     (a) All terms, covenants and conditions and warranties made by Buyer in this Agreement shall be true and correct as of the Closing Date.

     (b) All actions to be taken by Buyer pursuant to Section 6.1 shall have been completed or consummated as of the Closing Date.

                                   ARTICLE VI

                AGREEMENTS AND COVENANTS OF SHAREHOLDERS AND NGTS

SECTION 6.1:  Affirmative Covenants

     During the period from December 1, 1997 Newco has:

     (a) Carried on the business with respect to its properties and business in a prudent and diligent manner in accordance with prevailing industry standards;

     (b) Promptly notified Buyer of the receipt of any notice or claim, written or oral, of default, breach by NGTS or Newco, or of any termination or cancellation of any material contract, lease or other agreements relating to the Properties and Personalty;

     (c) Promptly notified Buyer of the loss of or damage to any of the properties of Newco;

     (d) Given prompt notice to Buyer of any claims or litigation, threatened or instituted or any other material event or occurrence involving or affecting any of the properties or business of Newco or NGTS; and

     (e) Not declare or pay any dividends or distributions or permit any change in the capital structure or ownership of Newco, without first obtaining the approval of Buyer in writing.



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                                   ARTICLE VII

                             POST CLOSING COVENANTS

Section 7.1:   Post Closing Agreements

     (A) Unless otherwise noted within 60 days of the Closing Date, Shareholders and Newco shall provide Buyer with the following:

     (a) Sublease entered into between Eland and Newco providing for the Sublease of the office space which NGTS currently occupies on the same terms and conditions which NGTS currently uses such office space from Eland;

     (b) As provided for Section 6.1, general liability insurance reflecting Newco as the named insured party.

     (c) Shareholders and Newco shall have delivered to Buyer a final pro forma balance sheet of Newco as of December 1, 1997, prepared in accordance with generally accepted accounting principles, reflecting the pro forma balance sheet of Newco as of December 1, 1997. In the event that such final balance sheet to be delivered to Buyer reflects negative net working capital ("Net Working Capital") or less than $600,000 in common equity, as of December 1, 1997, as adjusted, if applicable, for the AGE receivable as treated in Newco's year end audited financial statements, then NGTS agrees and the Shareholders agree to cause NGTS to contribute an additional amount of capital to Newco so that the Net Working Capital as of December 1, 1997 is positive. In the event that the common equity of Newco is less than $600,000 as of December 1, 1997 as a result of the treatment of the AGE receivable after netting out certain aged accounts payable, then a sufficient amount of the preferred ownership interest shall be converted to common equity to make the common equity $600,000 as of December 1, 1997. In such event, as Newco is able to take into income certain additional aged accounts payable, the preferred ownership interest shall be increased accordingly in the same amount as the reduction, but in no event greater than $900,000.

     (d) Buyer and Parent, subject to the terms of Buyer's and Parent's credit facility, agree to guarantee the trade payables of Newco for the purchase of natural gas; provided, that Buyer and Parent may decline to guarantee any transaction if Buyer reasonably believes that the party which has contracted to buy the gas is not credit worthy.

     (e) Newco shall reimburse Buyer for not more that $50,000 in fees charged by Buyer and Parent's bank to amend the Buyer and Parent's loan agreement to permit Buyer and Parent to make guarantees of Newco's trade payables for the purchase of natural gas.

     (B) If necessary, to allow Parent, at its sole cost and expense, to prepare audited and unaudited financial statements of Newco and NGTS for filing with the Securities and Exchange Commission, Newco and NGTS agree to provide Buyer (or its designated representatives) with

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access  to all of  Newco's  and NGTS'  financial  accounting  records  and shall reasonably cooperate with Parent in its efforts to prepare such audited or unaudited financial statements for filing with the Securities and Exchange Commission.

                                  ARTICLE VIII

                                 SECURITIES LAWS

SECTION 8.1:  Securities Laws and Compliance

     The parties will arrange for and effect all necessary procedures under the requirements of applicable federal and state securities laws, including those of the Securities and Exchange Commission and the state securities boards promulgated thereunder to the extent that this Agreement is properly consummated to comply with all federal and state securities registration requirements, or to take full advantage of any appropriate exemptions therefrom, and otherwise to be in accord with all federal and state securities law anti-fraud restrictions.

     Buyer has had the opportunity to acquire all information concerning NGTS, Newco and the properties and business of NGTS and Newco which Buyer deems relevant to make a fully informed decision regarding the consummation of the transaction contemplated hereby. Buyer will execute an investor representation letter substantially in the form set out in Exhibit "F".

     NGTS has had the opportunity to acquire all information concerning Parent which it deems relevant to make a fully informed decision regarding the consummation of the transaction contemplated hereby. NGTS will execute an investor representation letter substantially in the form set out in Exhibit "G".

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.1:               Notice

     Any notice or other communication required or permitted to be given under this Agreement must be in writing, and may be given by hand delivery or depositing the same in the United States mail, certified delivery, return receipt requested, properly addressed as provided below. Notice deposited in the mail in the manner provided above shall be effective and shall be deemed received upon the expiration of five business days.

     For purposes of notices hereunder, the addresses of the parties shall be as follows:

        Shareholders: Tim Allen
                      8150 N. Central Expressway, Suite 400
                      Dallas, Texas 75206

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



                      Gregg Allen
                      8150 N. Central Expressway, Suite 400
                      Dallas, Texas 75206

                      Steven S. Boss
                      8150 N. Central Expressway, Suite 525
                      Dallas, Texas 75206

                      Lonnie G. Brown
                      8150 N. Central Expressway, Suite 525
                      Dallas, Texas 75206

                      Brian Burkhead
                      8150 N. Central Expressway, Suite 525
                      Dallas, Texas 75206

               NGTS:  NGTS, Inc.
                      8150 N. Central Expressway, Suite 525
                      Dallas, Texas 75206

              Buyer:  Hunter Gas Gathering, Inc.
                      600 East Las Colinas Blvd., Suite 1200
                      Irving, TX 75039
                      Attn: R. Renn Rothrock
                            President

              Parent: Magnum Hunter Resources, Inc.
                      600 East Las Colinas Blvd., Suite 1200
                      Irving, IX 75039
                      Attn: Gary Evans
                            President

     Any party may change its address by the giving of notice hereunder at any time by giving notice of change in the manner specified above.

SECTION 9.2: Survival of Representations. Warranties. Covenants and Agreements

     The representation, warranties, covenants and agreements of Seller, Buyer and NGTS set forth herein shall survive the Closing.



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



SECTION 9.3:  Waiver

     No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provision of this Agreement except by written instrument of the party charged with waiver or estoppel. No waiver of the terms and conditions of this Agreement by any party hereto shall act as a waiver of any other matter concerning this Agreement.

SECTION 9.4:  Entire Agreement

     This Agreement constitutes the entire agreement and understanding between the parties hereto and may not be modified or amended except in writing signed by the parties hereto:

SECTION 9.5:  Expense

     Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall be obligated to pay the fees and expense of its counsel, accountants and other experts incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby. All other costs shall be borne by the party incurring such costs.

SECTION 9.6:  Heading

     Descriptive headings are used for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

SECTION 9.7:  CHOICE OF LAW: ARBITRATION.

     THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICTS OF LAWS. VENUE FOR ALL DISPUTES AND LITIGATION HEREUNDER OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL LIE EXCLUSIVELY IN DALLAS COUNTY, TEXAS. ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY ALLEGED BREACH HEREOF, SHALL BE SETTLED BY ARBITRATION. THE PARTIES HERETO AGREE THAT ANY SUCH CONTROVERSY SHALL BE SUBMITTED TO THREE ARBITRATORS SELECTED FROM THE PANELS OF ARBITRATORS OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA") AND SHALL BE GOVERNED BY THE COMMERCIAL ARBITRATION RULES OF THE AAA, AS AMENDED AND IN EFFECT ON THE DATE A DEMAND FOR ARBITRATION IS FILED WITH THE AAA. ANY DEMAND SHALL SPECIFY A DOLLAR AMOUNT OF DAMAGES SOUGHT. ARBITRATION SHALL OCCUR IN DALLAS, TEXAS AND JUDGMENT UPON AN AWARD RENDERED MAY BE ENTERED IN ANY UNITED STATES DISTRICT COURT OR STATE COURT IN DALLAS, TEXAS.


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



SECTION 9.08 Confidentiality

     Buyer has obtained and may continue to obtain confidential and proprietary information regarding NGTS and Newco and Buyer agrees to treat such information confidentially and not disclose such information to any person prior to Closing, or it does not occur, to any person at anytime without the prior written consent of NGTS and Newco.

SECTION 9.09   Exhibits

     The Exhibits referred to in this Agreement are hereby incorporated in this Agreement by this reference and constitute a part of this Agreement. Each party has received a complete set of Exhibits as of the execution of this Agreement

SECTION 9.10: Binding Effect

     This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors and assigns; provided, no assignment by either party shall be made without the express written consent of the other party and if such consent is granted, no assignment shall relieve such party of any of its obligations hereunder.

SECTION 9.11:  Assignment of Agreements and Covenants

     Neither no party hereto shall assign or delegate this Agreement to a third party without the prior written consent of the other party hereto.

SECTION 9:12:   Indemnification/Risk of Loss

     Risk of Loss to the assets of Newco shall be upon NGTS until the time of Closing. At Closing, said risk of loss shall pass to Buyer with respect to Buyer's thirty percent (30%) membership interest in Newco at Closing.
Notwithstanding anything to the contrary herein, NGTS and Shareholders shall indemnify and hold Buyer free and harmless from liability for any and all costs, expenses, taxes and causes of action of every kind and character in connection with the operation of NGTS's business for events occurring prior to December 1, 1997.

SECTION 9.1 3:  Signature in Counterparts

     This Agreement may be signed in multiple counterparts by the Buyer, NGTS, and Shareholders, each of which, when taken together, shall constitute the original document.

SECTION 9.14:  Brokers

     Each party agrees that it will hold the other party harmless from any claim by any broker or finder asserting it was employed by such party in connection with the transactions contemplated

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



hereby.

SECTION 9.1 5:  Title Vesting

     Each of the parties hereto agree to execute any and all mutually-acceptable documents so as to vest in Buyer a 30% membership interest in Newco.

WITNESSES:                                         ____________________________
                                                   TIM ALLEN

                                                   ____________________________
                                                   GREGG ALLEN

                                                   ____________________________
                                                   STEVEN S. BOSS

                                                   ____________________________
                                                   LONNIE G. BROWN

                                                   ____________________________
                                                   BRIAN BURKHEAD

Purchase and Sale Agreement, Page - 16

ATTEST:                                  NATURAL GAS TRANSMISSION SERVICES, INC.


                                         _________________________________
                                         Steven S. Boss
                                         Chief Executive Officer

                                         _________________________________
                                         Lonnie G. Brown, President


ATTEST:                                  HUNTER GAS GATHERING, INC.


                                         _________________________________
                                         R. Renn Rothrock, President


ATTEST:                                  MAGNUM HUNTER RESOURCES, INC.


                                         _________________________________
                                         Gary C. Evans, President
                                         and Chief Executive Officer






















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